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                                  EXHIBIT 23.1

                               CONSENT OF KPMG LLP


                                   (attached)


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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
Corrpro Companies, Inc.

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Corrpro Companies, Inc. of our report dated May 10, 1999 relating to the consolidated balance sheets of Corrpro Companies, Inc. as of March 31, 1999 and 1998 and the related statements of income, shareholders' equity and cash flows for each of the three-year periods ended March 31, 1999 and all related schedules, which appears in the March 31, 1999 annual report on Form 10-K for Corrpro Companies, Inc.

                                    KPMG LLP



Cleveland, Ohio
January 18, 2000